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[KPMG LOGO AND LETTERHEAD]                                          Exhibit 23.2

KPMG LLP
Chartered Accountants
400 - 626 Agnes Street                                  Telephone (604) 527-3600
New Westminster BC                                      Telefax (604) 527-3636
Canada V3M SY4                                          www.kpmg.ca

                         CONSENT OF INDEPENDENT AUDITOR


The Board of Directors
Blue Zone, Inc.


We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.


/s/ KPMG LLP


Vancouver, Canada
October 13, 2000